Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GEOSPACE MERGER SUB, INC.,

a Delaware corporation,

WITH AND INTO

OYO GEOSPACE CORPORATION,

a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

OYO Geospace Corporation (the “Corporation”), a corporation incorporated on the 27th day of September 1994, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.	That the Corporation is organized and existing under the General Corporation Law of the State of Delaware.

2. That the Corporation owns 100% of the outstanding capital stock of Geospace Merger Sub, Inc., a Delaware corporation (“Merger Sub”) incorporated on the 9th day of May 2012, pursuant to the provisions of the General Corporation Law of the State of Delaware.

3. That the Corporation determined to merge Merger Sub into itself (the “Merger”) by resolution of its board of directors attached hereto as Exhibit A, duly adopted on the 3rd day of May 2012.

4. That the Corporation shall survive the merger and, pursuant to Section 253(b) of the General Corporation Law of Delaware, Article 1 of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

“The name of this corporation is Geospace Technologies Corporation.”

5.	The Merger shall become effective at 12:01 AM Eastern Time on October 1, 2012.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer on this 24th day of September, 2012.

OYO GEOSPACE CORPORATION

By:	/s/ Thomas T. McEntire
Name: Thomas T. McEntire
Title: Vice President, Chief Financial Officer and Secretary

EXHIBIT A

OYO GEOSPACE CORPORATION

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

AT A MEETING HELD

MAY 3, 2012

WHEREAS, upon its formation, OYO Geospace Corporation, a Delaware corporation (the “Corporation”), will own one hundred percent (100%) of the issued and outstanding common stock of Geospace Merger Sub, Inc., a Delaware corporation (the “Merger Sub”);

WHEREAS, the Corporation desires to merge the Merger Sub with and into the Corporation, with the Corporation as the surviving entity (the “Merger”), all in accordance with the terms and conditions of the Agreement and Plan of Merger by and between the Merger Sub and the Corporation, substantially in the form attached hereto as Exhibit A (the “Merger Agreement”); and

WHEREAS, this Board of Directors has duly considered and evaluated the terms and conditions of the proposed Merger as set forth in the Merger Agreement, including the transactions contemplated thereby, and unanimously believes it to be advisable and in the best interests of the Corporation and its stockholders to approve and enter into the Merger Agreement;

NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors deems the Merger advisable and in the best interest of the Corporation and its stockholders;

RESOLVED, that the Merger is hereby in all respects approved, adopted, ratified, and confirmed;

RESOLVED, that the form, terms and provisions of the Merger Agreement, including the transactions contemplated thereby, pursuant to which the Merger Sub shall merge with and into the Corporation, with the Corporation surviving the Merger, are hereby in all respects approved, adopted, ratified, and confirmed, with such changes, additions or deletions thereto as the President, Chief Executive Officer and Chairman of the Board or the Vice President, Chief Financial Officer and Secretary of the Corporation (each, an “Authorized Officer”) shall deem necessary, advisable or desirable in consultation with the Corporation’s legal counsel;

RESOLVED, the Authorized Officers, each severally is hereby authorized, in the name and on behalf of the Corporation, to do or cause to be done any and all such further acts and things and to negotiate, enter into, execute, deliver and perform the Merger Agreement, and all other related agreements, documents, papers, instruments or written obligations as may be called for under, in connection with or to effect the execution and delivery of the Merger Agreement, with the advice and assistance of counsel that he or they deem necessary or desirable, and with such terms and conditions as may be approved by the Authorized Officers of the Corporation, the execution and delivery of the Merger Agreement by any such Authorized Officer to be conclusive proof of the approval thereof by this Board of Directors, and that all of the terms, provisions and conditions included in the Merger Agreement as executed by any such Authorized Officer are hereby ratified and approved in all respects;

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed, for and in the name and on behalf of the Corporation, to execute any and all amendments to the Merger Agreement, including any required by law or regulation, all in such form as each such Authorized Officer may deem necessary, appropriate or desirable;

RESOLVED, that upon the effective date of the Merger, the name of the Corporation shall be changed from “OYO Geospace Corporation” to “Geospace Technologies Corporation” pursuant to Section 253(b) of the General Corporation Law of the State of Delaware (the “DGCL”);

RESOLVED, that upon the effective date of the Merger, the Corporation shall assume any and all assets, obligations and liabilities of the Merger Sub pursuant to Section 253 of the DGCL;

RESOLVED, that each outstanding share of capital stock of the Merger Sub will be canceled and extinguished upon the effectiveness of the Merger, and no consideration shall be issued in exchange therefor;

RESOLVED, that the officers of the Corporation be and hereby are directed to execute and file in the office of the Secretary of State of the State of Delaware a Certificate of Ownership and Merger, substantially in the form attached hereto as Exhibit B (the “Certificate of Merger”);

RESOLVED, that the form, terms and provisions of the Certificate of Merger are hereby in all respects approved, adopted, ratified, and confirmed;

RESOLVED, that the Merger of the Merger Sub with and into the Corporation shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware as provided for therein;

RESOLVED, that upon the effective time of the Merger, the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) in effect immediately prior to the effectiveness of the Merger shall continue to be the Certificate of Incorporation of the Corporation; provided, however, that the amendment to Article 1 of said Certificate of Incorporation as is effected by the Merger is as follows: “The name of the corporation is Geospace Technologies Corporation.”;

RESOLVED, that upon the effective time of the Merger, the directors and officers of the Corporation, as constituted immediately prior to the effectiveness of the Merger, shall continue to be the directors and officers of the Corporation;

RESOLVED, that upon the effective time of the Merger, the Bylaws of the Corporation, as amended (the “Bylaws”) in effect immediately prior to the effectiveness of the Merger shall continue to be the Bylaws of the Corporation; provided, however, that the amendment to title of said Bylaws as is effected by the Merger is as follows: “Bylaws of Geospace Technologies Corporation”;

RESOLVED, that each stock certificate evidencing the ownership of each share of common stock, par value $0.01 per share (“Common Stock”), of the Corporation issued and outstanding immediately prior to the effective time of the Merger shall continue to evidence ownership of the shares of the Corporation upon the effective time of the Merger;

RESOLVED, that each stock certificate evidencing the ownership of Common Stock of Corporation issued anytime after the effective time of the Merger shall be in the form of the stock certificate attached hereto as Exhibit C or as otherwise approved by the Authorized Officers of the Corporation;

RESOLVED, that the proper officers of the Corporation be, and each of the hereby is, authorized to prepare, execute, deliver, and perform such agreements, documents, and other instruments and take such other action, in the name and on behalf of the Corporation, as each of such officers, in his or her discretion, shall deem necessary or advisable to carry out the intent of the foregoing resolutions and the transactions contemplated thereby, the taking of such action and the preparation, execution, delivery, and performance of any such agreement, document or instrument to be conclusive evidence of the approval of this Board of Directors thereof and all matters relating thereto; and

RESOLVED, that any and all actions taken by or on behalf of any of the officers of the Corporation prior to the adoption of these resolutions which are within the authority conferred hereby are hereby in all respects ratified, confirmed, and approved.